UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TELVENT GIT, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain	Not Applicable

(State of incorporation or organization)	(IRS Employer Identification No.)

Valgrande, 6, 28108 Alcobendas, Madrid, Spain

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☑

Securities Act registration statement file number to which this form relates: 333-119508 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Ordinary Shares

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits.
SIGNATURES

Item 1.	Description of Registrant’s Securities to be Registered

     See “Description of Ordinary Shares” in the prospectus included in registrant’s Registration Statement on Form F-1 (File No. 333-119508), which is hereby incorporated by reference. Any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

A.	Deed of Incorporation of the Registrant as filed with the Mercantile Registry (English translation provided) (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-119508)).

B.	Form of the by-laws of the Registrant (English translation provided) (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form F-1 (File No. 333-119508)).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELVENT GIT, S.A.
By:	/s/ Manuel Sánchez
	Name:	Manuel Sánchez
	Title:	Chief Executive Officer

Date:  October 18, 2004